UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events

On June, 21, 2012, Ebix, Inc. (the “Company”) filed a Form 8-K announcing that its Chairman and Chief Executive Officer, Robin Raina, would be entering into a 10b5-1 Sales Plan (the “Plan”) on June 22, 2012 whereby 400,000 shares of the Company’s common stock that he owns would be sold. On June 22, 2012, prior to entering into the Plan, Mr. Raina was able to sell on the open market 324,132 shares of the common stock that he owned, leaving 75,868 shares to be sold under the Plan which represents 1.9% of his total beneficially owned securities of the Company. The Plan contemplates that the stock sales will be made over a 12-month period. All such sales transaction will be made in accordance with Rule 10b5-1 and Rule 144 of the Securities Exchange Act of 1934. Under the terms of the Plan, Mr. Raina will only be selling shares of stock he received as compensation in connection with his employment through the vesting of restricted stock and the exercising of stock options. The Plan was adopted during an authorized trading period when Mr. Raina was not in possession of material, non-public information. Under Rule 10b5-1 trading plans, trades may be executed at times when a director or officer is in possession of material non-public information, based on the application of a formula or binding instructions determined at the time the trading plan was arranged. The primary purpose of this prearranged stock sales plan is to enable Mr. Raina to use the resulting proceeds for the payment of income taxes that will be due in connection with 1,125,000 vested stock options that he has exercised during 2012.

Preceding entering into the aforementioned 10b5-1 Sales Plan, and as disclosed on the Form 4 filed on June 21, 2012, during each of the three dates of June 19th, June 20th, and June 21st Mr. Raina sold on the open market in the aggregate a total of 175,868 shares of the Company’s common stock and, as disclosed above and on a the Form 4 filed June 25, 2012, he sold 324,132 shares of the Company’s common stock on the open market which together in the aggregate represents only 12.7% of his total beneficially owned securities of the Company. The purpose of these sales of common stock was also to use the resulting proceeds for the payment of income taxes that will be due in connection with stock options that Mr. Raina has exercised during 2012.

The information provided pursuant to this Item 8.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Robert Kerris
Chief Financial Officer and Corporate Secretary

June 25, 2012